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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of December 29, 1999, by and between Bluefly, Inc., a New York corporation (the "Company") and E. Kenneth Seiff ("Seiff").

                                    RECITALS

     1. The Company has heretofore employed Seiff as its Chief Executive Officer and Chairman of the Board of Directors of the Company under an employment agreement dated as of May 27, 1997 which expires on December 31, 1999.

     2. The Company desires to continue the services of Seiff as the Chief Executive Officer and Chairman of the Board of Directors of the Company in accordance with the terms and conditions of this Agreement.

     3. Seiff desires to continue to serve the Company as its Chief Executive Officer and Chairman of the Board of Directors in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Seiff agree as follows:

     1. TERM

     The Company hereby agrees to employ Seiff as the Chief Executive Officer and Chairman of the Board of Directors of the Company, and Seiff hereby agrees to serve in such capacity, for a term beginning on January 1, 2000 and ending December 31, 2002 (the "Term"), upon the terms and subject to the conditions contained in this Agreement. The Term may, at the option of the Company and with the approval of Seiff, be extended from time to time in a written memorandum signed by the Company and Seiff, after approval by the Board of Directors.

     2. DUTIES

     As Chief Executive Officer and Chairman of the Board of Directors of the Company, Seiff shall have such responsibilities, duties and authority as are generally associated with the positions of Chief Executive Officer and Chairman of the Board of Directors and as may from time to time be assigned to him by the Board of Directors that are consistent with such responsibilities, duties and authority. Seiff shall report directly to the Board of Directors of the Company.

     The principal location of Seiff's employment shall be in New York City, although Seiff


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understands and agrees that he may be required to travel from time to time for business reasons. Seiff shall devote his full business time to his duties as the Chief Executive Officer and Chairman of the Board of Directors of the Company during the Term. Seiff shall not, directly or indirectly, render services to any other person or entity, without the consent of the Board of Directors, which would interfere significantly with the faithful performance of his duties under this Agreement.

     3. COMPENSATION

     For services rendered by Seiff to the Company during the Term, the Company shall pay him a base salary of $250,000 per year (the "Base Salary"), payable in accordance with the standard payroll practices of the Company. The Base Salary may be increased annually at the discretion of the Company's Board of Directors, taking into account merit, corporate and individual performance and general business conditions, including changes in the cost of living index.

     4. BONUS

     For each fiscal year during the Term, Seiff shall be eligible to receive a bonus set by the Board of Directors at its discretion, based on the operating performance of the Company as compared to the projections presented to the Board at the beginning of such fiscal year and such other factors as the Board deems appropriate; provided, however that the amount of such bonus in any fiscal year shall not exceed one hundred percent (100%) of the Base Salary for such fiscal year, provided further, however, that the value of any stock options issued to Seiff in any fiscal year shall not be included in calculating such one hundred percent (100%) maximum. At the discretion of the Board of Directors, all or part of such bonus may be paid through the issuance to Seiff of capital stock of the Company, the fair market value of which is equal to the cash payment that Seiff would otherwise be entitled to receive as all or part of such bonus; provided, however, that Seiff shall be entitled to demand that an amount of such bonus sufficient to pay any income taxes arising from such bonus be paid in cash rather than in capital stock of the Company. All bonuses to be paid to Seiff pursuant to this paragraph 4 shall be paid within thirty (30) days following completion of the audit of the annual financial statements of the Company for the fiscal year in question.

     5. EXPENSE, REIMBURSEMENT AND PERQUISITES

         1. During the term of this Agreement, Seiff shall be entitled to reimbursement of all reasonable and actual out-of-pocket expenses incurred by him in the performance of his services to the Company, provided that the expenses are properly accounted for.

         2. During each calendar year of the term of this Agreement, Seiff shall be entitled to reasonable vacation with full pay; provided, however, that Seiff shall schedule such vacations in the interest of the Company.

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         3. The Company shall provide a life insurance policy on the life of
Seiff, for the benefit of Seiff 's beneficiaries, in the amount of at least $1,000,000. All premiums on such policy shall be paid by the Company.

         4. Seiff shall be entitled to participate in all medical and dental insurance and disability and hospitalization plans and other employee benefit plans instituted by the Company from time to time on the same terms and conditions as other employees of the Company, to the extent permitted by law.

     6. NON-COMPETITION; NON-SOLICITATION

         1. During the Non-Competition Period (as defined in paragraph 6(c) below), Seiff, without the prior written permission of the Company, shall not, anywhere in the world, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is directly or indirectly in competition with the Company ("Competitive Business"); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity;
(iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Seiff was employed by the Company (other than Nicole Kule, Dean Seiff, James Hilford and Andrew Hilford); or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. However, nothing in this Agreement shall preclude Seiff from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than three percent (3%) of the publicly-traded equity securities of such Competitive Business.

         2. Seiff and the Company agree that the covenants of non-competition and non-solicitation contained in this paragraph 6 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Seiff agrees that any breach of the covenants contained in this paragraph 6 would irreparably injure the Company. Accordingly, Seiff agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Seiff from any court having jurisdiction over the matter, restraining any further violation of this paragraph 6.

         3. The "Non-Competition Period" shall extend throughout the Term and for a period of two (2) years following the end of the Term; provided, however that, in the event that the Agreement is terminated during the Term by the Company without cause, or by Seiff pursuant to a Constructive Termination, the Non-Competition Period shall expire at the end of

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the Term; provided further, however that in the event that Seiff takes any action during the two (2) year period following a termination without cause by the Company or a Constructive Termination that would have constituted a violation of the covenants contained in this paragraph 6 had it still been in effect, the Company shall be entitled to discontinue Severance Payments payable under paragraph 7(b)(i).

     7. TERMINATION

         1. This Agreement, the employment of Seiff, and Seiff 's position as an officer and director of the Company shall terminate upon the first to occur of:

         (1)      his death;

         (2) his "permanent disability", as defined in Section 7.1 of the Shareholders' Agreement;

         (3) a "Constructive Termination" by the Company, which, for purposes of this Agreement, shall be deemed to have occurred upon (A) the removal of Seiff from his position as Chief Executive Officer of the Company and Chairman of its Board of Directors, (B) any material diminution in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to such positions, or (C) the material breach by the Company of this Agreement; provided, however that no such removal, diminution or breach shall be considered a Constructive Termination unless Seiff has provided the Company with at least sixty (60) days' prior written notice of such removal, diminution or breach and the Company has failed to cure such removal, diminution or breach within such sixty (60) day period;

         (4) the termination of this Agreement without cause by the Company, which shall occur not less than sixty (60) days after the Company has provided Seiff prior written notice of such termination;

         (5) non-renewal of this Agreement by the Company and/or the Board of Directors; or

         (6) the termination of this Agreement for cause, which, for purposes of this Agreement, shall mean that Seiff has (1) been convicted of a felony or any serious crime involving moral turpitude, (2) engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties hereunder or (3) willfully and materially failed to perform his duties hereunder; provided, however that, prior to a termination for cause pursuant to subparagraph (3) hereof, the Company shall provide Seiff with at least thirty (30) days' prior written notice of

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                  such cause and shall not terminate the Agreement under this paragraph 7(a)(vi) if Seiff cures such cause within such thirty (30) day period;

         2. In the event that this Agreement is terminated without cause by the Company pursuant to paragraph 7(a)(iv) or though a Constructive Termination pursuant to paragraph 7(a)(iii):

         (1) the Company shall pay Seiff severance and non-competition payments (the "Severance Payments") equal to the Base Salary in effect as of the date of such termination multiplied by the number of full or partial fiscal years remaining in the term of this Agreement as of the date of such termination; provided, however, that the total amount of the Severance Payments shall in no event be less than the Base Salary as of the date of such termination. The Severance Payments shall be payable in periodic installments in accordance with the Company's standard payroll practices;

         (2) the Company shall maintain in effect, or reimburse Seiff for the cost of maintaining, the medical and dental insurance and disability and hospitalization plans of the Company in which Seiff participates as of the date of such termination for a period equal to the period remaining in the term of this Agreement as of the date of such termination; and

         (3) any option to purchase shares of the capital stock of the Company which has been issued to Seiff and is outstanding as of the date of such termination shall be deemed fully vested as of that date.

     8. CHANGE OF CONTROL

     In the event that a Change of Control (as defined below) occurs during the Term, any option to purchase shares of the capital stock of the Company which has been issued to Seiff and is outstanding as of the date of that Change in Control shall be deemed to be fully vested as of the that date. For purposes of this Agreement, "Change of Control" shall mean a change of the majority of the members of the Board of Directors of the Company which is the result of either:

         a. The merger or consolidation of the Company with or into any other corporation or entity; or

         b. The acquisition by any "person" or "group" of "beneficial ownership" (as these terms are defined for the purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended as of the date hereof ) of thirty percent (30%) or more of the common stock of the Company outstanding as of the date of such acquisition.

     9. CONFIDENTIALITY

         a. Seiff recognizes that the services to be performed by him are special,

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unique and extraordinary in that, by reason of his employment under this
Agreement, he may acquire or has acquired Confidential Information (as defined below) and trade secrets concerning the operation of the Company, its predecessors, and/or its affiliates, the use or disclosure of which could cause the Company, or its affiliates substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Seiff covenants and agrees with the Company that he will not at any time during the Term or thereafter, except in the performance of his obligations to the Company or with the prior written consent of the Board of Directors or as otherwise required by court order, subpoena or other government process, directly or indirectly disclose any secret or Confidential Information that he may learn or has learned by reason of his association with the Company, or any predecessor. If Seiff shall be required to make such disclosure pursuant to court order, subpoena or other government process, he shall notify the Company of the same, by personal delivery or electronic means, confirmed by mail, within twenty-four (24) hours of learning of such court order, subpoena or other government process and, at the Company's expense, shall (i) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or government process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. For purposes of this Agreement, the term "Confidential Information" shall mean information not in the public domain and not previously disclosed to the public or to the trade by the Company's management with respect to the Company's or its affiliates' businesses, facilities and methods, trade secrets and other intellectual property, designs, manuals, confidential reports, customer names, financial information or business plans. Seiff understands and agrees that the rights and obligations set forth in this paragraph 9(a) shall survive the termination or expiration of this Agreement.

         b. Seiff confirms that all Confidential Information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Seiff relating to the business of the Company shall be and will remain the property of the Company. Upon the termination of his employment with the Company, Seiff shall promptly deliver to the Company, and shall not, without the consent of the Company, which shall not be unreasonably withheld, retain copies of any written materials prepared by or for the Company not previously made available to the public or records and documents made by Seiff or coming into his possession and not in the public domain concerning the business or affairs of the Company or any predecessors to its business, or any of its affiliates or subsidiaries. Seiff understands and agrees that the rights and obligations set forth in this paragraph 9(b) shall survive the termination or expiration of this Agreement.

         c. Seiff will promptly disclose to the Company all Intellectual Property (as defined below) and hereby acknowledges that all Intellectual Property shall at all times and for all purposes be the sole property of the Company. Seiff hereby assigns and agrees to assign to the Company any rights he may have or acquire in any Intellectual Property. For purposes of this Agreement, the term "Intellectual Property" shall mean any Confidential Information, whether or not registrable under copyright, trademark, patent or other intellectual property or similar laws, made or conceived or reduced to practice or learned by Seiff, either alone or jointly with others,

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during the period of his employment that (i) at the time of conception or reduction to practice is related to the actual or demonstrably anticipated business of the Company, (ii) results from tasks performed by Seiff for the Company or (iii) is developed on any amount of the Company's time or result from the use of premises or property (including computer systems) owned, leased, or contracted for by the Company. Seiff understands and agrees that his obligations set forth in this paragraph 9(c) shall survive the termination or expiration of this Agreement.

     10. GOVERNING LAW

     This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

     11. ENTIRE AGREEMENT

     This Agreement contains all of the understandings between Seiff and the Company pertaining to Seiff 's employment with the Company, and it supersedes all undertakings and agreements, whether oral or in writing, previously entered into between them.

     12. AMENDMENT OR MODIFICATION, WAIVER

     No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Seiff and by an officer of the Company duly authorized to do so. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

     13. DUTY TO MITIGATE

     Seiff shall not be obligated to seek other employment by way of mitigation of the amounts payable to him under any provision of this Agreement.

     14. NOTICES

     Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently designate by like notice:

         If to the Company, to:

                  Bluefly, Inc.
                  42 West 39th Street
                  New York, NY 10018
                  Attn: General Counsel

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         With a copy to:

                  Swidler Berlin Shereff Friedman, LLP
                  405 Lexington Avenue
                  New York, New York 10174
                  Attn: Richard A. Goldberg, Esq.

         If to Seiff, to:

                  E. Kenneth Seiff
                  52 East 72nd Street
                  New York, NY 10021

     15. SEVERABILITY

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     16. TITLES

     Titles of the Sections of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed by reference to the title of any Section.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                  BLUEFLY, INC.

                                                  By:/s/ Neal Moszkowski
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                                  /s/ E. Kenneth Seiff
                                                  -----------------------------
                                                  E. Kenneth Seiff


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